UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 2005


                              SPECTRE GAMING, INC.
             (Exact name of registrant as specified in its charter)


          Minnesota                     0-25764                 41-1675041
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)


         1466 Pioneer Way, #10, El Cajon, California      92020
           (Address of principal executive offices)     (Zip Code)


                                 (612) 279-2030
              (Registrant's telephone number, including area code)


                                       n/a
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into Material Definitive Contract.

      On September 30, 2005, Spectre Gaming, Inc. (the "Company") issued eight unsecured short-term promissory notes to eight separate investors in exchange for a total of $880,000. On the same day, the Company obtained an oral commitment from another investor to loan the Company $150,000 for an identical unsecured promissory note. All of the promissory notes will accrue interest at the rate of 6% per annum, and become due and payable in full on October 21, 2005. The promissory notes (including accrued interest) are convertible, at the option of the noteholders and subject to certain conditions, into shares of the Company Series B Preferred Stock (which is in turn convertible into the Company's common stock) on or prior to their maturity date. One of the investors is D. Bradly Olah, the Company's President, and another investor is a corporation that is affiliated with Russell C. Mix, the Company's Chief Executive Officer.

      In connection with the financing, the Company issued to the investors five-year warrants to purchase an aggregate of 1,760,000 shares of the Company's common stock for one dollar per share. The warrants contain customary provisions for adjustment to the exercise price in the event of stock splits, combinations and dividends, and include cashless-exercise provisions. The warrants also contain anti-dilution adjustments to the exercise price and number of common shares issuable upon exercise in the event of certain dilutive issuances of equity securities. In addition, upon funding, the Company will deliver to the investor from whom it received a funding commitment for $150,000, an identical five-year warrant for the purchase of 300,000 common shares.

      In addition, the Company has entered into a letter of intent with PDS Gaming Corporation for a 12-month secured senior lending facility of up to $20 million. As contemplated, each draw under the facility will result in a three-year secured promissory note accruing interest at the rate of 13% per annum. Borrowed amounts under the facility are proposed to be secured by purchase money security interests in purchased gaming equipment, a first-priority security interest in equipment associated therewith (such as servers, networking hardware and communications equipment), and security interests in underlying contracts and certain intellectual property. The Company is currently negotiating definitive documentation with PDS Gaming.

      Effective as of September 30, 2005, the Company entered into a Fourth Amendment to Redemption and Technology Supply Agreement (the "Amendment"). The Amendment amends that certain Redemption Technology and Supply Agreement dated May 24, 2005, by and between the Company and Bally Gaming, Inc. (as amended on August 12, September 9 and September 29, 2005). Under the Amendment, the Company acknowledged that it owes Bally $2,297,566 as of September 30, 2005 under the Redemption Technology and Supply Agreement (as amended), and Bally agreed to accept a payment from the Company in the amount of $725,000 in partial satisfaction of the amount total owed Bally. In addition, Bally agreed to a payment extension for the remaining balance owed (in the principal amount of $1,572,566) plus accrued interest at 18% per annum, with such remaining amount due on October 31, 2005.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      On September 30, 2005, the Company issued eight unsecured short-term promissory notes to eight separate investors in exchange for a total of $880,000. On the same day, the Company obtained an oral commitment from another investor to loan the Company $150,000 for an identical unsecured promissory note. All of the promissory notes will accrue interest at the rate of 6% per annum, and become due and payable in full on October 21, 2005. The promissory notes (including accrued interest) are convertible, at the option of the noteholders and subject to certain conditions, into shares of the Company Series B Preferred Stock (which is in turn convertible into the Company's common stock) on or prior to their maturity date.

Item 3.02 Unregistered Sales of Equity Securities.

      On September 30, 2005, the Company issued eight short-term promissory notes, and entered into an oral commitment to issue another short-term promissory note, for loans from accredited investors aggregating to $1,030,000. All of the promissory notes will accrue interest at the rate of 6% per annum, and become due and payable in full on October 21, 2005. The promissory notes (including accrued interest) are convertible, at the option of the noteholders and subject to certain conditions, into shares of the Company Series B Preferred Stock (which is in turn convertible into the Company's common stock) on or prior to their maturity date. In addition, the Company issued (and has committed to issue, in the case of the investor who has committed to fund $150,000 in exchange for a promissory note) to the investors five-year warrants for the purchase of an aggregate of 2,060,000 shares of common stock at the per-share price of one dollar. The warrants contain customary provisions for adjustment to the exercise price in the event of stock splits, combinations and dividends, and include cashless-exercise provisions. The warrants also contain anti-dilution adjustments to the exercise price and number of common shares issuable upon exercise in the event of certain dilutive issuances of equity securities. The notes and warrants were issued in a private placement under Section 4(2) of the Securities Act of 1933, and Rule 506 thereunder.

      The offer and sale of the promissory notes and warrants were not registered under the Securities Act of 1933 and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events

      The Company has entered into a letter of intent with PDS Gaming Corporation for a 12-month secured senior lending facility of up to $20 million. As contemplated, each draw under the facility will result in a three-year secured promissory note accruing interest at the rate of 13% per annum. Borrowed amounts under the facility are proposed to be secured by purchase money security interests in purchased gaming equipment, a first-priority security interest in equipment associated therewith (such as servers, networking hardware and communications equipment), and security interests in underlying contracts and certain intellectual property. The Company is currently negotiating definitive documentation with PDS Gaming. On October 3, 2005, the Company issued a press release regarding the letter of intent with PDS Gaming.



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

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPECTRE GAMING, INC.


Date: October 6, 2005                By:  /s/  Brian Niebur
                                          --------------------------------------
                                          BRIAN NIEBUR, Chief Financial Officer